UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 13, 2025

Ellington Credit Company
(Exact name of registrant specified in its charter)

Maryland	001-35896	46-0687599
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
53 Forest Avenue
Old Greenwich, CT 06870
(Address of principal executive offices, zip code)

Registrant's telephone number, including area code: (203) 698-1200

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares of Beneficial Interest, $0.01 par value per share	EARN	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01. Entry into a Material Definitive Agreement.
On January 13, 2025, Ellington Credit Company (the “Company”) and Ellington Credit Company Management LLC, the Company's manager, entered into further amendments (the "Amendment") to each of the equity distribution agreements, originally dated as of November 14, 2023 and amended on April 3, 2024, by and among the Company and the Manager, on the one hand, and each of Citizens JMP Securities, LLC, Ladenburg Thalmann & Co. Inc., B. Riley Securities, Inc. and Armstrong Securities LLC (each, an "Agent" and, collectively, the "Agents"), respectively, on the other hand (prior to the Amendment, the "Existing Sales Agreements" and, with the Amendment, the "Sales Agreements").
The Amendment increases the maximum aggregate offering price of the common shares that may be offered and sold from time to time by the Company pursuant to the Sales Agreements. In accordance with the terms of the Sales Agreements, common shares having a maximum aggregate offering price of up to $130.0 million (the "Shares") are available for sale from time to time by the Company through the Agents, which includes, for the avoidance of doubt, the Shares having an aggregate gross sales price of approximately $100,000,000 sold by the Company prior to 4:00 p.m. (eastern time) on January 13, 2025. The Shares would be issued pursuant to the Company’s Registration Statement on Form S-3 (File No. 333-275162). The Company has filed a prospectus supplement, dated January 13, 2025, to the prospectus, dated November 7, 2023, with the Securities and Exchange Commission (the "SEC") in connection with the offer and sale of the Shares from time to time in the future.
Pursuant to the Sales Agreements, the Shares may be offered and sold through the Agents in transactions that are deemed to be "at the market" offerings as defined in Rule 415 under the Securities Act of 1933, as amended, including sales made directly on the New York Stock Exchange or sales made to or through a market maker other than on an exchange or in negotiated transactions. The Agents will be entitled to compensation of up to an aggregate of 2.0% of the gross proceeds from the sale of the Shares sold under the Sales Agreements. The Company has no obligation to sell any of the Shares under the Sales Agreements and may at any time suspend solicitations and offers under the Sales Agreements.
Armstrong Securities LLC ("Armstrong"), an agent in the offering, is an affiliate of the Company. As an Agent, Armstrong may receive compensation for the Shares sold in the offering, which compensation will not exceed, but may be less than, 2.00% of the gross sales price per share. The Agents and their affiliates have provided, and may in the future provide, investment banking, brokerage and other services to the Company in the ordinary course of business, and the Company paid, and expects to pay, customary fees and commissions for their services, respectively.
The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the form of the Amendment, a copy of which is attached hereto as Exhibit 1.1, and incorporated herein by reference.
In connection with the filing of the form of the Agreement, the Company is filing as Exhibit 5.1 hereto an opinion of its Maryland counsel, Venable LLP, with respect to the legality of the Shares.
This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits. The following exhibits are being filed with this Current Report on Form 8-K.

1.1	Form of Equity Distribution Agreement Amendment
5.1	Opinion of Venable LLP as to the legality of the common shares
23.1	Consent of Venable LLP (included in Exhibit 5.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELLINGTON CREDIT COMPANY

Dated:	January 13, 2025	By:	/s/ Christopher Smernoff
Christopher Smernoff
Chief Financial Officer
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